Exhibit 99.1

Canopy Growth Announces Exercise of Acreage Options Paving the Way for Acquisition by Canopy USA

Canopy USA completes acquisition of Jetty and advances acquisition of Wana

SMITHS FALLS, ONTARIO (June 4, 2024) – Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX: WEED) (NASDAQ: CGC), a world-leading cannabis company dedicated to unleashing the power of cannabis to improve lives, announced today that the option to acquire all of the issued and outstanding Class E subordinate voting shares (the “Fixed Shares”) of Acreage Holdings, Inc. (“Acreage”) has been exercised in accordance with the terms of the arrangement agreement dated April 18, 2019, as amended, between Canopy Growth and Acreage (the “Acreage Fixed Share Arrangement Agreement”). In connection with the arrangement agreement dated as of October 24, 2022, by and among Canopy Growth, Canopy USA, LLC (“Canopy USA”) and Acreage, as amended (the “Acreage Floating Share Arrangement Agreement”), in respect of the Class D subordinate voting shares (the “Floating Shares”) of Acreage, on closing, Canopy USA will acquire all of the Fixed Shares and Floating Shares and Acreage will become a wholly-owned subsidiary of Canopy USA.

In addition, Canopy Growth announced today that it exercised its option, in part, to acquire certain outstanding debt of Acreage (the “Debt Acquisition”) in connection with the option agreement dated November 15, 2022 (the “Option Agreement”) among a wholly-owned subsidiary of Canopy Growth (the “Optionor”) and the lenders (the “Lenders”) party to Acreage’s credit agreement dated as of December 2021, as amended on October 24, 2022 and April 28, 2023.

Canopy Growth wishes to congratulate Canopy USA for completing its acquisition of 100% of two of the three companies in the Wana Brands portfolio, being all of the equity interests of Wana Wellness, LLC (“Wana Wellness”) and The CIMA Group, LLC (“CIMA”) in addition to the acquisition of approximately 77% of the shares of Lemurian, Inc. (“Jetty”) on May 31, 2024. Canopy USA’s acquisition of Mountain High Products, LLC (“MHP”) remains subject to regulatory approval and is expected to close in the first half of fiscal 2025. Wana Wellness, CIMA, and Jetty are now subsidiaries of Canopy USA.

Closing of the acquisition of Acreage remains subject to all of the closing conditions set forth in the Acreage Fixed Share Arrangement Agreement and the Acreage Floating Share Arrangement Agreement.

“These are major steps forward and consistent with the strategy outlined by Canopy Growth to allow our shareholders to benefit from our ownership of non-voting shares in Canopy USA, and we’re excited to see this advancing as more of Canopy USA’s priority markets come online for adult use across the Midwest and Northeast,” said David Klein, Chief Executive Officer of Canopy Growth, and member of the board of managers of Canopy USA. “With the acquisition of Jetty and two of the three Wana business units now complete, Canopy USA is demonstrating its executional capabilities, and we anticipate that these actions will drive growth and the realization of commercial synergies across Canopy USA’s operational platform.”

Debt Acquisition Terms

The Optionor entered into various agreements in connection with the Debt Acquisition in order to acquire approximately US$99.8 million of Acreage’s outstanding debt (the “Acquired Debt”) from certain Lenders in exchange for US$69.8 million in cash and the release of approximately US$30.1 million (the “Option Premium”) that was held in escrow pursuant to the Option Agreement. As reported in Canopy Growth’s Annual Report on Form 10-K for the year ended March 31, 2024, the Option Premium was not included in Canopy Growth’s cash and cash equivalents as of March 31, 2024.

The Optionor subsequently transferred approximately US$2.2 million of the Acquired Debt to the other Lender (the “Rolling Lender”) and entered into a series of agreements with the Rolling Lender whereby the Optionor acquired a call right (the “Call Right”) over the Rolling Lender’s US$45.6 million remaining interest in Acreage’s debt (the “Rolling Interest”). If the Optionor exercises the Call Right before September 15, 2024, the purchase price for the Rolling Interest will be equal to the amount of the Rolling Interest being acquired; however if the Optionor exercises the Call Right on or after September 15, 2024 and on or prior to January 14, 2025, the purchase price for the Rolling Interest will be 107.125% of the amount of the Rolling Interest being acquired; and if the Optionor exercises the Call Right on or after January 15, 2025, the purchase price for the Rolling Interest will be 114.25% of the amount of the Rolling Interest being acquired. The Optionor has also granted the Rolling Lender a put right in respect of the Rolling Interest exercisable on or after January 15, 2025 with a purchase price of 114.25% of the amount of the Rolling Interest subject to the put right.

The Optionor, the Rolling Lender and Acreage also entered into an amended and restated credit agreement in respect of the Acquired Debt, which provides for, among other things, certain interest payments to be paid-in-kind, revisions to certain financial covenants and, following certain events, a maturity date extension.

More Information

Nik Schwenker

Vice President, Communications

media@canopygrowth.com

Investor Contact:

Tyler Burns

Director, Investor Relations

tyler.burns@canopygrowth.com

About Canopy Growth

Canopy Growth is a leading North American cannabis company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to our consumers, Canopy Growth delivers innovative products with a focus on premium and mainstream cannabis brands including Doja, 7ACRES, Tweed, and Deep Space, in addition to category defining vaporizer technology made in Germany by Storz & Bickel.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through an unconsolidated, non-controlling interest in Canopy USA which owns and operates Jetty Extracts, a California-based producer of high- quality cannabis extracts and pioneer of clean vape technology, in addition to holding rights for Wana Brands, a leading North American edibles brand, as well as Acreage Holdings, Inc., a vertically integrated multi-state cannabis operator with principal operations in densely populated states across the Northeast and Midwest.

Beyond its world-class products, Canopy Growth is leading the industry forward through a commitment to social equity, responsible use, and community reinvestment – pioneering a future where cannabis is understood and welcomed for its potential to help achieve greater well-being and life enhancement.

For more information visit www.canopygrowth.com.

Notice Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements include, but are not limited to, statements with respect to: the acquisition of the Fixed Shares and the Floating Shares by Canopy USA; expectations regarding the business of Canopy USA following the acquisition of Wana Wellness, CIMA and Jetty; the timing of closing of Canopy USA’s acquisition of MHP, including the receipt of all regulatory approvals; and expectations regarding the potential success of, and the costs and benefits associated with, our Canopy USA strategy.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the United States Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, our limited operating history; the diversion of management time on issues related to Canopy USA; the risks relating to the conditions precedent to the acquisitions of Acreage and MHP not being satisfied or waived; the risks related to Acreage’s financial statements expressing doubt about its ability to continue as a going concern; the fact that we have yet to receive audited financial statements from Jetty; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable policies and regulations; changes in regulatory requirements in relation to our business and products; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; inherent uncertainty associated with projections; future levels of revenues and the impact of increasing levels of competition; third-party manufacturing risks; third-party transportation risks; inflation risks; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; risks relating to our ability to refinance debt as and when required on terms favorable to us and to comply with covenants contained in our debt facilities and debt instruments; risks related to the integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, litigation or threatened litigation or proceedings, or reviews or investigations, on our business, financial condition, results of operations and cash flows; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; consumer demand for cannabis; the implementation and effectiveness of key personnel changes; risks related to stock exchange restrictions; the risks related to the Company’s exchangeable shares having different rights from our common shares and the fact that there may never be a trading market for our exchangeable shares; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024 filed with the SEC on EDGAR and with the Canadian securities regulators on SEDAR+ on May 30, 2024. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.